                                                                   Exhibit 10.54



                    FORBEARANCE AND AMENDMENT NUMBER TWO TO
                DEBTOR-IN-POSSESSION REVOLVING CREDIT AGREEMENT

         FORBEARANCE AND AMENDMENT NUMBER TWO TO DEBTOR-IN-POSSESSION REVOLVING CREDIT AGREEMENT, dated as of November 30, 2001 (this "Agreement"), by and among
(a) REPUBLIC TECHNOLOGIES INTERNATIONAL, LLC, a debtor and debtor-in-possession and a Delaware limited liability company (the "Borrower"), (b) REPUBLIC TECHNOLOGIES INTERNATIONAL HOLDINGS, LLC, a debtor and debtor-in-possession and a Delaware limited liability company, RTI CAPITAL CORP., a debtor and debtor-in-possession and a Delaware corporation, CANADIAN DRAWN STEEL COMPANY INC., a Canadian corporation, and NIMISHILLEN AND TUSCARAWAS, LLC, a Delaware limited liability company (collectively, the "GUARANTORS"), (c) FLEET CAPITAL CORPORATION and the other lending institutions listed on the signature pages hereof (collectively the "LENDERS"), (d) FLEET CAPITAL CORPORATION, as Administrative Agent (in such capacity, the "ADMINISTRATIVE AGENT") for the Lenders, (e) BANK OF AMERICA, N.A., as syndication agent (the "SYNDICATION AGENT"), and (f) THE CHASE MANHATTAN BANK, as documentation agent (the "DOCUMENTATION AGENT", and together with the Administrative Agent and the Syndication Agent, the "AGENTS").

         WHEREAS, the Borrower, the Guarantors, the Lenders, the Administrative Agent, the Syndication Agent and the Documentation Agent are parties to that certain Debtor-in-Possession Revolving Credit Agreement, dated as of April 3, 2001 (as amended and in effect from time to time, the "CREDIT AGREEMENT");

         WHEREAS, the Borrower has informed the Agents and the Lenders that the Borrower is likely to fail to comply with Section 10.3(a) of the Credit Agreement for the periods from November 24, 2001 through December 29, 2001 and perhaps thereafter, each such failure to comply, when occurring, and if continuing uncured for more than five days, to constitute an Identified Event of Default; and

         WHEREAS, the Borrower has informed the Agents and the Lenders that the Borrower is likely to fail to comply with the Maximum Amount limitation on borrowings under the Credit Agreement for the period from November 30, 2001 through December 27, 2001, each such failure to comply, when occurring, to constitute an Event of Default, and if continuing uncured for more than five days, to constitute an Identified Event of Default (the Events of Default and Identified Events of Default specified in these recitals being herein referred to as the "SPECIFIED DEFAULTS"); and

         WHEREAS, at the request of the Borrower, the Guarantors, the Agents and the Lenders have agreed to continue to fund Loans and forbear from exercising remedies until January 11, 2002, notwithstanding the occurrence of the Specified Defaults, and to modify certain other terms and conditions of the Credit Agreement, all as specifically set forth in this Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements contained in the Credit Agreement, herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

         SECTION 1. FORBEARANCE. Upon the effectiveness of this Agreement and until the Forbearance Termination Date (defined below) (the "Forbearance Period") the Administrative Agent and the Lenders shall forbear from making demand upon the Notes or pursuing their remedies under the Credit Agreement, the Security Documents or the other Loan Documents. Additionally, the Lenders shall continue to advance Revolving Credit Loans to the Borrower, subject to the other conditions contained in the Credit Agreement PROVIDED that during the period from November 30, 2001 to December 14, 2001, the sum of the outstanding Revolving Credit Loans, the Maximum Drawing Amount and the Unpaid Reimbursement Obligations may exceed the Maximum Amount (but not any other component of Adjusted Availability) so long as such sum does not exceed $350,000,000; from December 15, 2001 to December 27, 2001, the sum of the outstanding Revolving Credit Loans, the Maximum Drawing Amount and the Unpaid Reimbursement Obligations may exceed the Maximum Amount (but not any other component of Adjusted Availability) so long as such sum does not exceed $345,000,000; and thereafter, the sum of the outstanding Revolving Credit Loans, the Maximum Drawing Amount and the Unpaid Reimbursement Obligations may not exceed the Maximum Amount (i.e. $337,000,000). If at any time the sum of the outstanding Revolving Credit Loans, the Maximum Drawing Amount and the Unpaid Reimbursement Obligations exceeds the Maximum Amount, notwithstanding the provisions hereof, an Event of Default, and as applicable, an Identified Event of Default shall have occurred. During the Forbearance Period, the Revolving Credit Loans will bear interest at the rate specified in Section 5.10.2 of the Credit Agreement; however, the Agents and the Lenders agree that such increase (2%) shall be fully earned and accrue on a daily basis, but shall be payable on the earliest of (a) March 31, 2002, (b) the date of confirmation of a Reorganization Plan, (c) the date the Agents and the Lenders, after stay termination exercise relief from stay or otherwise pursue their remedies against their Collateral, or (d) the date any of the Cases are converted to Chapter 7. Nothing contained in this forbearance agreement shall be construed to imply a willingness on the part of any Lender to grant any similar or other future forbearance or waiver of any of the terms and conditions of the Credit Agreement or any other Loan Documents.

         SECTION 2. OTHER DEFAULTS. The forbearance agreement set forth in
Section 1 shall apply only to the Specified Defaults. No forbearance or waiver with respect to any other Default or Event of Default, whether presently existing or hereafter arising, is granted hereby. Except to the extent specifically modified by the forbearance agreement contained in Section 1 hereof, any obligation of the Lenders to make Revolving Credit Loans or of the Issuing Bank to issue, extend or renew Letters of Credit shall at all times be subject to the satisfaction of all of the terms and conditions of the Credit Agreement, including, without limitation, the conditions precedent set forth in the Credit Agreement. The Lenders and the Agents shall, at all times, retain all of the rights and remedies in respect of any Default or Event of Default (other than the Specified Defaults during the Forbearance Period) under the Credit Agreement and the other Loan Documents.

         SECTION 3. AMENDMENTS TO THE CREDIT AGREEMENT. The Credit Agreement is hereby amended in the following respects:

         (a) Section 3.2 of the Credit Agreement is hereby amended by amending the final sentence thereof to read as follows:

                  "Notwithstanding the foregoing, in the event that the sum of the outstanding amount of the Revolving Credit Loans, the Maximum Drawing Amount and all Unpaid Reimbursement Obligations exceeds Adjusted Availability as a result of (i) any reduction in the Maximum Amount, (ii) any decrease in the maximum amount of the Borrowing Base allocable to Eligible Inventory, or (iii) any failure to maintain the minimum liquidity required by Section 10.4, then within five (5) days from the date such event occurs the Borrower shall pay the amount of such excess to the Administrative Agent for the respective accounts of the Lenders."

         (b) Section 10.3 of the Credit Agreement is hereby amended by deleting it in its entirety and replacing it with the following:

                           "10.3. MINIMUM LIQUIDITY. In addition to, and not in
                  limitation of any other liquidity requirements herein, the Borrower will not permit the sum of (i) (A) Availability LESS
                  (B) the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) and the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, PLUS (ii) the Net Cash Proceeds from the permitted sale or other disposition of assets constituting Collateral where such Net Cash Proceeds are deposited in a Swept Account, PLUS (iii) Unrestricted Cash to be less than $5,000,000 at any time."

         (c) Section 10 of the Credit Agreement is hereby amended by inserting the following new Section 10.4:

                           "10.4. WEEKLY LIQUIDITY. The Borrower will not permit
                  the sum of (i) (A) Availability LESS (B) the sum of the outstanding amount of the Revolving Credit Loans (after giving effect to all amounts requested) and the Maximum Drawing Amount and all Unpaid Reimbursement Obligations, PLUS (ii) the Net Cash Proceeds from the permitted sale or other disposition of assets constituting Collateral where such Net Cash Proceeds are deposited in a Swept Account, PLUS (iii) Unrestricted Cash to be less than (A) as at the last Business Day of any week ending during any period set forth in the table below, the amount set forth opposite such week in such table, and (B) as at the last Business Day of any week thereafter, eighty-five percent (85%) of the projected liquidity of the Borrower set forth in the 13-week rolling liquidity forecast to be delivered by the Borrower to the Lenders prior to the commencement of the applicable period of 13-weeks, such forecast to be acceptable to the Lenders:

                        WEEK ENDED:                        AMOUNT
                        -----------                        ------
                     October 6, 2001                    $11,000,000
                     October 13, 2001                   $11,800,000
                     October 20, 2001                   $10,975,000
                     October 27, 2001                   $11,500,000
                     November 3, 2001                   $10,350,000
                     November 10, 2001                  $11,900,000
                     November 17, 2001                  $14,650,000
                     November 24, 2001                  $20,150,000
                     December 1, 2001                   $21,700,000
                     December 8, 2001                   $17,550,000
                     December 15, 2001                  $12,950,000
                     December 22, 2001                  $9,650,000
                     December 29, 2001                  $12,700,000


                           Notwithstanding any provisions of Section 13.1(c) to
                  the contrary, any failure by the Borrower to comply with the minimum weekly liquidity requirements of this Section 10.4 as of the last Business Day of any week shall immediately constitute an Event of Default under Section 13.1(c) hereof on the fifth day after the occurrence thereof if such failure is not cured within five (5) days of such occurrence."

         SECTION 4. FORBEARANCE FEE. The Borrower hereby agrees to pay to the Administrative Agent, for the ratable accounts of the Lenders, a forbearance fee in the amount of $225,000 (the "FORBEARANCE FEE") on January 11, 2002. The Forbearance Fee shall be fully earned on the date hereof and nonrefundable when paid.

         SECTION 5. REPRESENTATIONS AND WARRANTIES. The Borrower and each Guarantor hereby represents and warrants to the Agents and the Lenders as follows:

         (a) Each of the representations and warranties of the Borrower or such Guarantor contained in the Credit Agreement as modified hereby or in any document or instrument delivered pursuant to or in connection with the Credit Agreement as modified hereby are true as of the date hereof and except for the Specified Defaults, no Default or Event of Default has occurred and is continuing; and

         (b) The execution, delivery and performance of this Agreement and the transactions contemplated hereby (i) are within the corporate or limited liability company authority of the Borrower or such Guarantor, (ii) have been duly authorized by all necessary corporate or limited liability company proceedings, (iii) do not conflict with or result in any material breach or contravention of any provision of law, statute, rule or regulation to which the Borrower or such Guarantor is subject or any judgment, order, writ, injunction, license or permit applicable to the Borrower or such Guarantor so as to materially adversely affect the assets, business or any activity of the Borrower or such Guarantor, and (iv) do not conflict with any provision of the corporate charter or bylaws of the Borrower or such Guarantor or any agreement or other instrument binding upon it. The execution, delivery and performance of this Agreement will result in valid and legally binding obligations of the Borrower or such Guarantor enforceable against the Borrower or such Guarantor in accordance with the respective terms and provisions hereof.

         SECTION 6. COVENANTS. So long as this Agreement is in effect, the Borrower and each Guarantor covenants and agrees as follows:

                  (a) The Borrower and the Guarantors shall comply and continue to comply with all of the terms, covenants and provisions contained in the Loan Documents, except to the extent such terms, covenants and provisions are expressly modified by this Agreement.

                  (b) The Borrower shall deliver to the Agents and the Lenders not later than December 28, 2001, a plan in form and substance satisfactory to the Agents, providing for either the reorganization of the Borrower or the orderly liquidation of the Lenders' Collateral.

                  (c) The Borrower and Nimishillen & Tuscarawas, LLC shall have provided to the Administrative Agent, for the benefit of the Lenders not later than December 28, 2001, a perfected mortgage and security interest in all real property and fixtures associated with the railroad operated by Nimishillen & Tuscarawas, LLC.

         SECTION 7. CONDITIONS TO EFFECTIVENESS. This Agreement shall become effective only upon the satisfaction of the following conditions:

         (a) this Agreement shall have been executed and delivered by the Borrower, each Guarantor and the Majority Lenders;

         (b) the Borrower shall have paid all reasonable unpaid fees and expenses of Bingham Dana LLP, Ernst & Young, E & E Corporation and all other advisors and professionals retained by the Administrative Agent to the extent that copies of invoices have been presented to the Borrower;

         (c) The Borrower and the Guarantors shall have delivered to the Administrative Agent and the Administrative Agent's Special Counsel, all closing documents reasonably requested by the Administrative Agent, such documents to be satisfactory in form and substance to the Administrative Agent and the Administrative Agent's Special Counsel; and

         (d) The Administrative Agent shall have received a signed copy of a Bankruptcy Court order, satisfactory to the Administrative Agent, approving and authorizing the Borrower and the Guarantors to enter into this Agreement, and such order shall be in full force and effect and shall not have been reversed, modified or amended in any respect.

         SECTION 8. TERMINATION. This Agreement shall terminate on the date (the "Forbearance Termination Date") which is the earliest to occur of (i) the date on which any Default or Event of Default (other than a Specified Default) occurs, (ii) January 11, 2002, and
(iii) the date on which the Borrower fails to comply with any of its covenants contained herein, at which time the Lenders and the Agents shall be relieved of their forbearance obligations set forth herein, and, subject to obtaining relief from the automatic stay where required under the Credit Agreement, shall be entitled to pursue all remedies provided upon the occurrence of Events of Default and Identified Events of Default under the Credit Agreement.

         SECTION 9. RATIFICATION, ETC. The Borrower and each Guarantor hereby adopts again, ratifies and confirms in all respects, as its own act and deed, each of the Credit Agreement and the other Loan Documents to which such Person is a party; the Borrower and each Guarantor hereby adopts again, ratifies and confirms in all respects, as its own act and deed, the grant of a security interest under the Security Agreement to which such Person is a party and, in the case of the Borrower, the Mortgage, in all of the existing and after-acquired or arising inventory, including raw materials, work in progress and finished goods; accounts, including accounts receivable, chattel paper, and insurance refund claims and all other insurance claims and proceeds to which the Administrative Agent is entitled pursuant to the provisions of Section 8.7 of the Credit Agreement; all general intangibles, including, without limitation, all rights to the payment of money, to the extent relating to the Collateral described above; all rights to all short term Investments described in Section
9.3 of the Credit Agreement constituting Collateral described above or proceeds thereof, and to the extent such Investments do not constitute Collateral for the Notes, together with all income therefrom and increases therein; the Canton Fixed Assets and all insurance refund claims and all other insurance claims, tort claims, chattel paper and all general intangibles related to the Canton Fixed Assets; the Pledged Trademarks (as defined in the Trademark Agreement); and all real and personal property, and any proceeds and products therefrom, that was not encumbered as of the date on which the Borrower filed for Bankruptcy under Chapter 11 of the Bankruptcy Code, together with any and all Uniform Commercial Code financing statements and other instruments or documents previously executed in connection therewith to create, evidence, perfect or preserve the priority of such security interest in favor of the Administrative Agent for the benefit of the Lenders and the Administrative Agent; the Borrower and each Guarantor hereby adopts again, ratifies and confirms in all respects, as its own act and deed, any and all Uniform Commercial Code financing statements executed by the Administrative Agent in the name of such Person, pursuant to the power of attorney provisions contained in the Security Agreement to which such Person is a party, to perfect, preserve the perfection, or insure the priority of such security interest in favor of the Administrative Agent for the benefit of the Lenders and the Administrative Agent; the Borrower under the Mortgage hereby adopts again, ratifies and confirms, as its own act and deed, the mortgage of certain real estate assets in which the Borrower has an ownership or other rights; each pledgor under the Master Pledge Agreement hereby adopts again, ratifies and confirms in all respects, as its own act and deed, each pledge granted by such pledgor thereunder; and the Borrower and each Guarantor hereby adopts again, ratifies and confirms, as its own act and deed, each of the other instruments or documents delivered in connection with the Credit Agreement or any of the Loan Documents and purported to be executed by it and acknowledges that all of the foregoing Loan Documents and other instruments, documents, filings and recordings shall continue in full force and effect. To the extent that it has not already done so, the Borrower and each Guarantor hereby waives all suretyship defenses of whatsoever nature, whether arising out of any Agents' or any Lender's dealings with the Borrower or any Guarantor, as the case may be, in respect of the Credit Agreement, any other Loan Document or otherwise. By its signature below, the

Borrower and each Guarantor hereby consents to this Agreement, and after taking into account this Agreement, acknowledges that this Agreement shall not alter, release, discharge or otherwise affect any of its obligations under any Loan Document.

         SECTION 10. RELEASE. In order to induce the Agents and the Lenders to enter into this Agreement, the Borrower and each Guarantor acknowledges and agrees that: (a) neither the Borrower nor any Guarantor has any claim or cause of action against any Agent or any Lender (or any of its respective directors, officers, employees or agents); (b) neither the Borrower nor any Guarantor has any offset right, counterclaim or defense of any kind against any of its respective obligations, indebtedness or liabilities to any Agent or any Lender; and (c) each of the Agents and the Lenders has heretofore properly performed and satisfied in a timely manner all of its obligations to the Borrower and each Guarantor. The Borrower and each Guarantor wishes to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect any of the Agents' and the Lenders' rights, interests, contracts, collateral security or remedies. Therefore, the Borrower and each Guarantor unconditionally releases, waives and forever discharges (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of any Agent or any Lender to the Borrower or such Guarantor, except the obligations to be performed by any Agent or any Lender on or after the date hereof as expressly stated in this Agreement, the Credit Agreement and the other Loan Documents, and (ii) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which the Borrower or any Guarantor might otherwise have against any Agent, any Lender or any of its directors, officers, employees or agent, in either case (i) or (ii), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind.

         SECTION 11. EFFECT OF AGREEMENT. Except as expressly set forth herein, this Agreement does not constitute an amendment or waiver of any term or condition of the Credit Agreement or any other Loan Document, and all such terms and conditions shall remain in full force and effect and are hereby ratified and confirmed in all respects. Nothing contained in this Agreement shall be construed to imply a willingness on the part of the Lenders to grant any similar or other future waivers of any of the terms and conditions of the Credit Agreement or the other Loan Documents. Nothing contained herein shall in any way prejudice, impair or otherwise adversely affect any rights or remedies of the Agents and the Lenders under the Credit Agreement, as amended, or any other Loan Document. This Agreement shall constitute a Loan Document.

         SECTION 12. REIMBURSEMENT OF EXPENSES. The Borrower acknowledges that all reasonable out of pocket costs and expenses incurred by the Agents and the Lenders in connection with (a) the preparation, negotiation, execution, delivery and monitoring of this Agreement, and (b) the discussions and meetings that preceded this Agreement (including, without limitation, the fees and disbursements of any investment banker, consultant or appraiser retained by the Administrative Agent, allocable costs of in-house counsel, and all legal and other professional and consultant's fees and disbursements) shall constitute Obligations and shall be due and payable by the Borrower upon presentation of invoices therefor.

         SECTION 13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Massachusetts.

         SECTION 14. COUNTERPARTS. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument as of the date first above written.


                                       REPUBLIC TECHNOLOGIES
                                       INTERNATIONAL, LLC


                                       By: /s/ Joseph F. Lapinsky
                                           -------------------------------------
                                           Name: Joseph F. Lapinsky
                                           Title: President & CEO



                                       REPUBLIC TECHNOLOGIES
                                       INTERNATIONAL HOLDINGS, LLC


                                       By: /s/ Joseph F. Lapinsky
                                           -------------------------------------
                                           Name: Joseph F. Lapinsky
                                           Title: President & CEO



                                       RTI CAPITAL CORP.


                                       By: /s/ Joseph F. Lapinsky
                                           -------------------------------------
                                           Name: Joseph F. Lapinsky
                                           Title: President & CEO



                                       CANADIAN DRAWN STEEL COMPANY INC.


                                       By: /s/ Joseph F. Lapinsky
                                           -------------------------------------
                                           Name: Joseph F. Lapinsky
                                           Title: President & CEO



                                       NIMISHILLEN & TUSCARAWAS, LLC


                                       By: /s/ Joseph F. Lapinsky
                                           -------------------------------------
                                           Name: Joseph F. Lapinsky
                                           Title: President & CEO

                                       FLEET CAPITAL CORPORATION,
                                       individually and as Administrative Agent


                                       By: /s/ Joseph W. Johnson, Jr.
                                           -------------------------------------
                                           Joseph W. Johnson, Jr.



                                       BANK OF AMERICA, N.A., individually
                                       and as Syndication Agent

                                       By:
                                           Name:
                                           Title:



                                       THE CHASE MANHATTAN BANK,
                                       individually and as Documentation Agent


                                       By:
                                           Name:
                                           Title:



                                       FOOTHILL CAPITAL CORPORATION


                                       By:
                                           Name:
                                           Title:



                                       HELLER FINANCIAL, INC.


                                       By:
                                           Name:
                                           Title: